Exhibit 23.1

                        Consent of Deloitte & Touche LLP

Deloitte &
 Touche LLP
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                           Suite 3900                Telephone: (503) 222-1341
                           111 S.W. Fifth Avenue     Facsimile: (503) 224-2172
                           Portland, Oregon 97204-3698


INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Riverview, M.H.C.
Riverview Savings Bank, FSB
Camas, Washington




We consent to the use in this Pre-Effective Amendment No. 2 to the Registration Statement of Riverview Bancorp, Inc. on Form S-1 of our report dated May 27, 1997 appearing in the Prospectus, which is part of this Registration Statement, relating to the consolidated financial statements of Riverview Savings Bank, FSB and Subsidiary, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" contained in the Prospectus, which is a part of such Registration Statement.

/s/ Deloitte & Touche

DELOITTE & TOUCHE LLP

Portland, Oregon
August 8, 1997


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Deloitte Touche
Tohmatsu
International
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